Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Renee Sabel
Media Relations
210.220.5416

FOR IMMEDIATE RELEASE
January 27, 2016

CULLEN/FROST REPORTS 4th QUARTER AND 2015 ANNUAL RESULTS

•	Average annual loans reach $11.3 billion, up 9.4 percent

•	Average annual deposits for 2015 rise 9.0 percent

SAN ANTONIO - Cullen/Frost Bankers, Inc. today reported fourth quarter results and annual earnings for 2015, a week after the Texas financial services leader indicated the corporation would raise its provision for loan losses to $34.0 million for the quarter.

Cullen/Frost reported net income available to common shareholders for the fourth quarter of 2015 of $56.2 million, or $0.90 per diluted common share, compared to fourth quarter 2014 earnings of $70.7 million, or $1.11 per diluted common share. For the fourth quarter of 2015, returns on average assets and common equity were 0.78 percent and 8.07 percent respectively, compared to 1.02 percent and 10.36 percent for the same period in 2014.

The company also reported 2015 annual net income available to common shareholders of $271.3 million, an increase of 0.5 percent compared to 2014 earnings of $269.9 million. On a per-share basis, 2015 earnings were $4.28 per diluted common share, compared to $4.29 per diluted common share reported in 2014. For the year 2015, returns on average assets and common equity were 0.97 percent and 9.86 percent respectively, compared to 1.05 percent and 10.51 percent reported in 2014.

During the fourth quarter of 2015, average deposits rose by 3.2 percent to $24.5 billion, up $760 million from the $23.7 billion reported in the fourth quarter of 2014. Average loans increased 4.2 percent to $11.4 billion compared to $10.9 billion in the fourth quarter of 2014.

“In an environment of volatility in the energy sector, we adjusted our reserve level to manage the risk in our portfolio,” said Dick Evans, Cullen/Frost chairman and CEO. "The oil downturn has lasted longer than expected, but we were still able to grow year-over-year net income, even with the higher provision.

“The results are a testament to our company's underlying financial strength. I am proud of the way our team is taking care of customers and helping us manage through the volatility, just as we have done throughout our 148-year history.

“I am confident in the strength of this company. Both capital and liquidity remain at high levels.

“Continued growth in loans in the fourth quarter and for 2015 reflects our determination to leverage the new business relationships we added throughout the downturn,” said Evans. “The primary driver for deposit growth for the fourth quarter and for 2015 was new customers who responded to our value proposition and way of doing business. At year end, our assets were at an all-time high of $28.6 billion,” Evans continued. “With interest rates remaining at low levels, it was encouraging to see good growth from last year in taxable equivalent net interest income for the fourth quarter.

“The Texas economy's broad diversification is helping the state get through the current decline in energy prices, and I remain confident in the state's resilience. Texas jobs grew 1.4 percent in 2015, compared to the U.S. average of 1.9 percent.

"We remain focused on the volatility in energy prices and are in close communication with our energy-related customers. In addition to reserves already allocated, we provided $22 million for possible energy industry exposure primarily based on our sensitivity stress test. In this volatile market, we are comfortable that our energy exposure is manageable.”
During the year, Frost received further validation of its outstanding service culture and performance by well-regarded third parties. In a Consumer Reports survey of its subscribers on their satisfaction with banks, Frost was top-rated among regional and community banks. And for the sixth consecutive year, Frost received the highest ranking in customer satisfaction in Texas in the J.D. Power and Associates 2015 U.S. Retail Banking Satisfaction Study.

“It is outstanding people at every level here at Frost who make our results possible, and I am grateful to them for their dedication to our company and for the way they live our culture and take amazing care of customers.”

Evans said the company opened three new financial centers in 2015 in the Dallas region, in addition to relocating several older locations to new facilities across the state and renovating others. Frost moved its Dallas region headquarters into new offices in the Frost Tower in the Uptown area of Dallas as the named tenant and announced plans to relocate its Tarrant County region headquarters into the Frost Tower now under construction in downtown Fort Worth, where Frost will also be the named tenant. In San Antonio, Frost announced plans to move its corporate headquarters to a new downtown high-rise, to be called the Frost Tower, in 2018 or 2019. Frost will be the named tenant in the tower, which is being developed by Weston Urban.

“We continue to deliver on our commitment to innovate, and in 2015, we launched new technologies that make our customers’ lives better,” continued Evans. “We released our new app for Apple Watch to give customers quick access to their account balances and recent transactions. During the year, we also introduced several new features on our smartphone app for iPhone and Android devices that allow customers to freeze a debit card, enter travel alerts and see all of their investments in one place.

“Cullen/Frost has consistently delivered value to our shareholders, paying and increasing our dividend for 22 consecutive years,” said Evans. “I remain very optimistic about our company’s future.”

For 2015, average total loans were $11.3 billion, an increase of $1.0 billion, or 9.4 percent, from the $10.3 billion reported the previous year. Average total deposits for 2015 rose to $24.0 billion, up 9.0 percent, or $2.0 billion, over the $22.1 billion reported in 2014. Net interest income on a taxable-equivalent basis increased to $888.0 million, up 9.9 percent, over the $807.9 million reported a year earlier, reflecting the impact of the increasing volume of earning assets. Non-interest income for the year rose 2.7 percent to $328.7 million over the $320.1 million reported for 2014. For 2015, total revenue on a taxable equivalent basis increased 7.9 percent to $1.2 billion, while non-interest expense increased 6.0 percent over the previous year to $693.7 million. Cullen/Frost acquired WNB Bancshares, Inc., with loans of $670.6 million and deposits of $1.6 billion, on May 30, 2014. These loans and deposits, and the results of operations, are included in annual comparisons from the date of acquisition.

Noted financial data for the fourth quarter:

•
Tier 1 and Total Risk-Based Capital Ratios for the Corporation at the end of the fourth quarter of 2015 were 12.38 percent and 13.85 percent, respectively and are in excess of well-capitalized levels. The Common Equity Tier 1 ratio was 11.37 percent at December 31, 2015. The tangible common equity ratio was 7.46 percent at the end of the fourth quarter of 2015, compared to 7.39 percent for the same quarter last year. The tangible common equity ratio, which is a non-GAAP financial measure, is equal to end-of-period shareholders’ common equity less goodwill and intangible assets divided by end-of-period total assets less goodwill and intangible assets.

•
Net interest income on a taxable-equivalent basis for the fourth quarter totaled $225.6 million, an increase of 6.1 percent compared to the $212.6 million reported for the fourth quarter of 2014. This increase resulted primarily from an increase in the average volume of earning assets. The net interest margin was 3.43 percent for the fourth quarter, compared to 3.34 percent for the fourth quarter of 2014 and 3.48 percent for the third quarter of 2015.

•
Non-interest income for the fourth quarter of 2015 was $83.2 million, up $513,000 from the $82.6 million reported a year earlier. Insurance commissions and fees increased $1.6 million due mainly to increases in the employee benefits line of business. The increase was partially offset by lower trust and investment management fees at $26.3 million, down $1.0 million compared to $27.3 million a year earlier. This decrease was due to a $758,000 decline in oil and gas fees and an $813,000 decrease in fees for securities lending, a business Frost exited at the end of the first quarter 2015. These were offset in part by a $1.1 million increase in investment fees, which are generally assessed based on the market value of trust assets that are managed and held in custody. Trust assets were $30.7 billion at the end of the fourth quarter of 2015, compared to $30.5 billion at December 31, 2014.

•
Non-interest expense for the fourth quarter of 2015 was $173.4 million, up $4.4 million or 2.6 percent from the $169.0 million reported for the fourth quarter of 2014. Employee benefits increased $2.7 million or 19.9 percent, primarily related to retirement plan expense, which was up $1.3 million, and higher medical and dental expenses, up $762,000. Net occupancy expense increased $1.8 million, mainly from higher depreciation expense and property taxes related to Frost's new operations and support center. Furniture and equipment was up $1.1 million or 6.7 percent due mainly to technology initiatives and our new operations and support center. Other expense was down $1.3 million, resulting from a $2.5 million decrease in advertising, marketing and communications expenses offset by increased professional services costs of $1.2 million.

•
For the fourth quarter of 2015, the provision for loan losses was $34.0 million, compared to net charge-offs of $8.5 million. For the fourth quarter of 2014, the provision for loan losses was $4.4 million, compared to net charge-offs of $3.2 million. The allowance for loan losses as a percentage of total loans was 1.18 percent at December 31, 2015, compared to 0.97 percent last quarter and 0.91 percent at year-end 2014. Non-performing assets were $85.7 million at year end, compared to $58.2 million the previous quarter, and $65.2 million at year-end 2014.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, January 27, 2016, at 10 a.m. Central Time (CT) to discuss the results for the quarter and the year. The media and other interested parties are invited to access the call in a “listen only” mode at 800-944-6430. Digital playback of the conference call will be available after 12 p.m. CT until midnight Sunday, January 31, 2016 at 855-859-2056, with the Conference ID# of 28245582. The call will also be available by audio webcast on the company’s website, frostbank.com, and available for playback after 2 p.m. CT. After entering the website www.frostbank.com, scroll down to the bottom of the home page. Under Company Information, click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $28.6 billion in assets at December 31, 2015. One of the top 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2015				2014
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$186,139	$186,981	$182,809	$180,703	$178,992
Net interest income (1)	225,649	225,553	220,131	216,702	212,627
Provision for loan losses	34,000	6,810	2,873	8,162	4,400
Non-interest income:
Trust and investment management fees	26,289	25,590	26,472	27,161	27,271
Service charges on deposit accounts	20,686	20,854	20,033	19,777	20,691
Insurance commissions and fees	12,398	11,763	10,130	14,635	10,818
Interchange and debit card transaction fees	5,075	5,031	4,917	4,643	4,783
Other charges, commissions and fees	8,981	10,016	10,113	8,441	9,619
Net gain (loss) on securities transactions	(107)	(52)	—	228	3
Other	9,833	10,176	7,317	8,330	9,457
Total non-interest income	83,155	83,378	78,982	83,215	82,642

Non-interest expense:
Salaries and wages	78,247	79,552	76,633	76,072	77,903
Employee benefits	15,970	16,210	17,339	20,227	13,318
Net occupancy	16,800	17,380	16,429	15,081	15,010
Furniture and equipment	16,904	16,286	15,649	15,534	15,849
Deposit insurance	3,667	3,676	3,563	3,613	3,549
Intangible amortization	766	816	849	894	996
Other	41,045	41,649	42,777	40,090	42,376
Total non-interest expense	173,399	175,569	173,239	171,511	169,001
Income before income taxes	61,895	87,980	85,679	84,245	88,233
Income taxes	3,657	12,130	12,602	12,082	15,529
Net income	58,238	75,850	73,077	72,163	72,704
Preferred stock dividends	2,016	2,016	2,015	2,016	2,016
Net income available to common shareholders	$56,222	$73,834	$71,062	$70,147	$70,688

PER COMMON SHARE DATA
Earnings per common share - basic	$0.90	$1.18	$1.12	$1.11	$1.12
Earnings per common share - diluted	0.90	1.17	1.11	1.10	1.11
Cash dividends per common share	0.53	0.53	0.53	0.51	0.51
Book value per common share at end of quarter	44.30	44.32	43.17	43.80	42.87

OUTSTANDING COMMON SHARES
Period-end common shares	61,982	62,282	63,180	63,164	63,149
Weighted-average common shares - basic	62,202	62,629	63,119	63,094	63,061
Dilutive effect of stock compensation	648	690	832	685	866
Weighted-average common shares - diluted	62,850	63,319	63,951	63,779	63,927

SELECTED ANNUALIZED RATIOS
Return on average assets	0.78%	1.04%	1.03%	1.02%	1.02%
Return on average common equity	8.07	10.73	10.34	10.34	10.36
Net interest income to average earning assets (1)	3.43	3.48	3.47	3.41	3.34

(1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2015				2014
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$11,371	$11,362	$11,259	$11,073	$10,909
Earning assets	26,409	25,979	25,597	25,827	25,569
Total assets	28,556	28,066	27,677	27,936	27,599
Non-interest-bearing demand deposits	10,539	10,262	9,950	9,961	10,054
Interest-bearing deposits	13,916	13,836	13,741	13,951	13,639
Total deposits	24,455	24,098	23,691	23,912	23,693
Shareholders' equity	2,907	2,875	2,902	2,897	2,851

Period-End Balance:
Loans	$11,487	$11,359	$11,401	$11,215	$10,988
Earning assets	26,431	26,224	25,565	25,926	26,052
Goodwill and intangible assets	663	664	665	666	667
Total assets	28,567	28,341	27,782	28,159	28,278
Total deposits	24,344	24,324	23,841	24,150	24,136
Shareholders' equity	2,890	2,905	2,872	2,911	2,851
Adjusted shareholders' equity (1)	2,776	2,771	2,789	2,751	2,710

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$135,859	$110,373	$106,607	$105,708	$99,542
As a percentage of period-end loans	1.18%	0.97%	0.94%	0.94%	0.91%

Net charge-offs:	$8,514	$3,044	$1,974	$1,996	$3,170
Annualized as a percentage of average loans	0.30%	0.11%	0.07%	0.07%	0.12%

Non-performing assets:
Non-accrual loans	$83,467	$55,452	$50,053	$56,314	$59,925
Restructured loans	—	—	—	—	—
Foreclosed assets	2,255	2,778	2,381	3,293	5,251
Total	$85,722	$58,230	$52,434	$59,607	$65,176
As a percentage of:
Total loans and foreclosed assets	0.75%	0.51%	0.46%	0.53%	0.59%
Total assets	0.30%	0.21%	0.19%	0.21%	0.23

CONSOLIDATED CAPITAL RATIOS (2)
Common Equity Tier 1 Risk-Based Capital Ratio (3)	11.37%	11.57%	11.70%	11.55%	N/A
Tier 1 Risk-Based Capital Ratio	12.38	12.61	12.74	12.60	13.67%
Total Risk-Based Capital Ratio	13.85	13.96	14.06	13.93	14.55
Leverage Ratio	7.79	7.91	8.07	7.89	8.16
Equity to Assets Ratio (period-end)	10.12	10.25	10.34	10.34	10.08
Equity to Assets Ratio (average)	10.18	10.24	10.48	10.37	10.33

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).
(2) Capital ratios in 2015 were calculated in accordance with the Basel III Capital Rules which became effective on January 1, 2015, subject to transition provisions. Capital ratios for prior periods were calculated in accordance with previous capital rules.

(3) The Common Equity Tier 1 Risk-Based Capital Ratio is a newly required ratio under the Basel III Capital Rules and represents common equity, net of any accumulated other comprehensive income (loss), less goodwill and intangible assets, net of any associated deferred tax liabilities, divided by risk-weighted assets, subject to transition provisions.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Year Ended December 31,
	2015	2014	2013	2012	2011
CONDENSED INCOME STATEMENTS

Net interest income	$736,632	$686,934	$620,555	$604,861	$581,776
Net interest income (1)	888,035	807,937	710,850	668,176	642,066
Provision for loan losses	51,845	16,314	20,582	10,080	27,445
Non-interest income:
Trust and investment management fees	105,512	106,237	91,375	83,317	78,297
Service charges on deposit accounts	81,350	81,946	81,432	83,392	86,125
Insurance commissions and fees	48,926	45,115	43,140	39,948	35,421
Interchange and debit card transaction fees	19,666	18,372	16,979	16,933	29,625
Other charges, commissions and fees	37,551	36,180	34,185	30,180	27,750
Net gain (loss) on securities transactions	69	38	1,176	4,314	6,414
Other	35,656	32,256	34,531	30,703	26,370
Total non-interest income	328,730	320,144	302,818	288,787	290,002

Non-interest expense:
Salaries and wages	310,504	292,349	273,692	258,752	252,028
Employee benefits	69,746	60,151	62,407	57,635	52,939
Net occupancy	65,690	55,745	50,468	48,975	46,968
Furniture and equipment	64,373	62,087	58,443	55,279	51,469
Deposit insurance	14,519	13,232	11,682	11,087	12,714
Intangible amortization	3,325	3,520	3,141	3,896	4,387
Other	165,561	167,656	152,077	139,469	137,593
Total non-interest expense	693,718	654,740	611,910	575,093	558,098
Income before income taxes	319,799	336,024	290,881	308,475	286,235
Income taxes	40,471	58,047	53,015	70,523	68,700
Net income	279,328	277,977	237,866	237,952	217,535
Preferred stock dividends	8,063	8,063	6,719	—	—
Net income available to common shareholders	$271,265	$269,914	$231,147	$237,952	$217,535

PER COMMON SHARE DATA
Earnings per common share - basic	$4.31	$4.32	$3.82	$3.87	$3.55
Earnings per common share - diluted	4.28	4.29	3.80	3.86	3.54
Cash dividends per common share	2.10	2.03	1.98	1.90	1.83
Book value per common share at end of quarter	44.30	42.87	39.13	39.32	37.27

OUTSTANDING COMMON SHARES
Period-end common shares	61,982	63,149	60,566	61,479	61,264
Weighted-average common shares - basic	62,758	62,072	60,350	61,298	61,101
Dilutive effect of stock compensation	715	902	766	345	177
Weighted-average common shares - diluted	63,473	62,974	61,116	61,643	61,278

SELECTED ANNUALIZED RATIOS
Return on average assets	0.97%	1.05%	1.02%	1.14%	1.17%
Return on average common equity	9.86	10.51	9.93	10.03	10.01
Net interest income to average earning assets (1)	3.45	3.41	3.41	3.59	3.88

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31,
	2015	2014	2013	2012	2011
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$11,267	$10,299	$9,230	$8,457	$8,043
Earning assets	25,955	23,877	20,991	19,016	16,769
Total assets	28,062	25,768	22,752	20,827	18,569
Non-interest-bearing demand deposits	10,180	9,125	7,658	7,022	5,739
Interest-bearing deposits	13,861	12,928	11,610	10,270	9,484
Total deposits	24,041	22,053	19,268	17,292	15,223
Shareholders' equity	2,895	2,712	2,455	2,373	2,172

Period-End Balance:
Loans	$11,487	$10,988	$9,516	$9,224	$7,995
Earning assets	26,431	26,052	22,238	21,148	18,498
Goodwill and intangible assets	663	666	543	544	539
Total assets	28,567	28,278	24,313	23,124	20,317
Total deposits	24,344	24,136	20,689	19,497	16,757
Shareholders' equity	2,890	2,851	2,514	2,417	2,284
Adjusted shareholders' equity (1)	2,776	2,710	2,374	2,179	2,036

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$135,859	$99,542	$92,438	$104,453	$110,147
As a percentage of period-end loans	1.18%	0.91%	0.97%	1.13%	1.38%

Net charge-offs:	$15,528	$9,210	$32,597	$15,774	$43,614
Annualized as a percentage of average loans	0.14%	0.09%	0.35%	0.19%	0.54%

Non-performing assets:
Non-accrual loans	$83,467	$59,925	$56,720	$89,744	$94,338
Restructured loans	—	—	1,137	—	—
Foreclosed assets	2,255	5,251	11,916	15,502	26,608
Total	$85,722	$65,176	$69,773	$105,246	$120,946
As a percentage of:
Total loans and foreclosed assets	0.75%	0.59%	0.73%	1.14%	1.51%
Total assets	0.30	0.23	0.29	0.46	0.60

CONSOLIDATED CAPITAL RATIOS (2)
Common Equity Tier 1 Risk-Based Capital Ratio (3)	11.37%	N/A	N/A	N/A	N/A
Tier 1 Risk-Based Capital Ratio	12.38	13.68%	14.39%	13.68%	14.38%
Total Risk-Based Capital Ratio	13.85	14.55	15.52	15.11	16.24
Leverage Ratio	7.79	8.16	8.49	8.28	8.66
Equity to Assets Ratio (period-end)	10.12	10.08	10.34	10.45	11.24
Equity to Assets Ratio (average)	10.32	10.53	10.79	11.39	11.70

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).
(2) Capital ratios in 2015 were calculated in accordance with the Basel III Capital Rules which became effective on January 1, 2015, subject to transition provisions. Capital ratios for prior periods were calculated in accordance with previous capital rules.

(3) The Common Equity Tier 1 Risk-Based Capital Ratio is a newly required ratio under the Basel III Capital Rules and represents common equity, net of any accumulated other comprehensive income (loss), less goodwill and intangible assets, net of any associated deferred tax liabilities, divided by risk-weighted assets, subject to transition provisions.